EXHIBIT 8.1







                                          December 27, 2002

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UBS Warburg LLC                          Impac Funding Corporation
1285 Avenue of the Americas              1401 Dove Street
11th Floor                               Newport Beach, California 92660
New York, New York 10019
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Impac Mortgage Holdings, Inc.            IMH Assets Corp.
1401 Dove Street                         1401 Dove Street
Newport Beach, California 92660          Newport Beach, California 92660
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Impac Funding Corporation                Deutsche Bank National Trust Company
1401 Dove Street                         1761 East St. Andrew Place
Newport Beach, California 92660          Santa Ana, California 92705-4934
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Wilmington Trust Company
(as Owner Trustee)
Rodney Square North
1100 North Market Street
Wilmington, Delaware  19890-0001
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                  Opinion: Underwriting Agreement
                  IMH Assets Corp
                  Collateralized Asset-Backed Bonds, Series 2002-9F
                  -------------------------------------------------

Ladies and Gentlemen:
         We have acted as counsel to Impac Funding Corporation ("Impac Funding"), Impac Mortgage Holdings, Inc. (the "Seller") and IMH Assets Corp. (the "Depositor"), in connection with (i) the Mortgage Loan Sale and Contribution Agreement, dated as of December 27, 2002 (the "Mortgage Loan Sale and Contribution Agreement"), between the Seller and the Depositor, (ii) the Amended and Restated Trust Agreement, dated as of December 27, 2002 (the "Trust Agreement"), between the Depositor, Wilmington Trust Company as owner trustee of the Impac CMB Trust Series 2002-9F (the "Issuer") and Deutsche Bank National Trust Company as certificate registrar and certificate paying agent pursuant to which the Depositor will sell the Mortgage Loans to a trust fund (the "Trust Fund") and the Issuer will issue to the Depositor the trust certificates (the "Trust Certificates") evidencing the entire ownership interest in the Issuer, subject to the related Indenture described below, (iii) the Servicing Agreement, dated as of December 27, 2002 (the Servicing Agreement"), between Impac Funding as master servicer (the
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IMH Assets Corp., Series 2002-9F                                       Page 2.
December 27, 2002

"Master Servicer"), the Trust and Deutsche Bank National Trust Company as indenture trustee (the "Indenture Trustee"), and the related Subservicing Agreement, dated June 25, 1996, between the Master Servicer and Wendover Funding, Inc., (the "Subservicing Agreement"), (iv) the Indenture, dated as of December 27, 2002 (the "Indenture"), between the Trust and the Indenture Trustee relating to the Collateralized Asset-Backed Bonds, Series 2002-9F (the "Bonds") issued pursuant thereto by the Trust and secured by the Mortgage Loans and other assets and (v) the Underwriting Agreement, dated as of December 20, 2002 (the "Underwriting Agreement"), among Impac Funding, the Depositor, the Seller and UBS Warburg LLC (the "Underwriter") pursuant to which the Trust will sell the Bonds to the Underwriter. The Sale and Contribution Agreement, Trust Agreement, Servicing Agreement, Indenture and the Underwriting Agreement are collectively referred to herein as the "Agreements." Capitalized terms not defined herein have the meanings assigned to them in the Agreements.

         In rendering this opinion letter, as to relevant factual matters we have examined the documents described above and such other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals or as copies thereof, and the conformity to the originals of all documents submitted to us as copies, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the necessary authorization, execution, delivery and enforceability of all documents, and the necessary entity power with respect thereto, and (iv) that there is not any other agreement that modifies or supplements the agreements expressed in any document to which this opinion letter relates and that renders any of the opinions expressed below inconsistent with such document as so modified or supplemented. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants as to factual matters contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of any agreement to which this opinion letter relates.

         In rendering this opinion letter, any opinion expressed herein with respect to the enforceability of any right or obligation is subject to (i) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law, (ii) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or secured parties, (iii) the effect of certain laws, regulations and judicial and other decisions upon (a) the availability and enforceability of certain remedies, including the remedies of specific performance and self-help, and provisions purporting to waive the obligation of good faith, materiality, fair dealing, diligence, reasonableness or objection to judicial jurisdiction, venue or forum and (b) the enforceability of any provision the violation of which would not have any material adverse effect on the performance by any party of its obligations under any agreement, and (iv) public policy considerations underlying United States federal securities laws, to the extent that such public policy considerations limit the enforceability of any provision of any agreement which purports

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IMH Assets Corp., Series 2002-9F                                       Page 3.
December 27, 2002

or is construed to provide indemnification with respect to securities law violations. However, the non-enforceability of any provisions referred to in foregoing clause (iii) will not, taken as a whole, materially interfere with the practical realization of the benefits of the rights and remedies included in any such agreement which is the subject of any opinion expressed below, except for the consequences of any judicial, administrative, procedural or other delay which may be imposed by, relate to or arise from applicable laws, equitable principles and interpretations thereof.

         This opinion letter is based solely upon our review of the documents referred to herein. We have conducted no independent investigation with respect to the facts contained in such documents and relied upon in rendering this opinion letter. We also note that we do not represent any of the parties to the transactions to which this opinion letter relates or any of their affiliates in connection with matters other than certain transactions. However, the attorneys in this firm who are directly involved in the representation of parties to the transactions to which this opinion letter relates have no actual present knowledge of the inaccuracy of any fact relied upon in rendering this opinion letter. In addition, if we indicate herein that any opinion is based on our knowledge, our opinion is based solely on the actual present knowledge of such attorneys.

         In rendering this opinion letter, we do not express any opinion concerning any law other than the laws of the State of New York, and the federal laws of the United States including without limitation the Securities Act of 1933, as amended (the "1933 Act"). We do not express any opinion herein with respect to any matter not specifically addressed in the opinions expressed below, including without limitation (i) any statute, regulation or provision of law of any county, municipality or other political subdivision or any agency or instrumentality thereof or (ii) the securities or tax laws of any jurisdiction.

         The tax opinions set forth below are based upon the existing provisions of applicable law and regulations issued or proposed thereunder, published rulings and releases of applicable agencies or other governmental bodies and existing case law, any of which or the effect of any of which could be changed at any time. Any such changes may be retroactive in application and could modify the legal conclusions upon which such opinions are based. The opinions expressed herein are limited as described below, and we do not express any opinion on any other legal or income tax aspect of the transactions contemplated by the documents relating to the transaction.

         Based upon and subject to the foregoing, it is our opinion that:

         1. Each of the Agreements to which Impac Funding, the Seller or the Depositor is a party has been duly authorized, executed and delivered by the Seller, the Depositor or Issuer, as the case may be, and, other than the Trust Agreement which is the subject of a separate opinion letter and assuming the necessary authorization, execution and delivery thereof by the Issuer and the other parties thereto, is a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder in accordance with its terms against the Seller, the Depositor or Issuer, as the case may be.

         2. The issuance, offer, sale and delivery of the Bonds have been duly authorized by the Depositor.

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IMH Assets Corp., Series 2002-9F                                       Page 4.
December 27, 2002




         3. The Bonds, assuming the necessary execution, authentication and delivery thereof and payment therefor in accordance with the applicable Agreements, are valid and legally binding obligations under the laws of the State of New York, enforceable thereunder in accordance with their terms against the Issuer, and are entitled to the benefits of the Indenture.

         4. With respect to each of the Issuer and the Depositor, and, to our knowledge, Impac Funding and the Seller, the performance of its obligations under each of the Agreements to which it is a party and the consummation of the transactions contemplated thereby do not require any consent, approval, authorization or order of, filing with or notice to any United States federal or State of New York court, agency or other governmental body, except such as may be required under the securities laws of any State of the United States or such as have been obtained, effected or given.

         5. With respect to each of Impac Funding, the Seller, the Depositor and the Issuer, the performance of its obligations under each of the Agreements to which it is a party and the consummation of the transactions contemplated thereby will not result in (i) any breach or violation of its certificate of incorporation or bylaws, (ii) to our knowledge, any breach, violation or acceleration of or default under any indenture or other material agreement or instrument to which it is a party or by which it is bound or (iii) to our knowledge only as to Impac Funding and the Seller, any breach or violation of any United States federal or State of New York statute or regulation or, to our knowledge, any order of any United States federal or State of New York court, agency or other governmental body.

         6. The Registration Statement has become effective under the 1933 Act. To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn, and no proceedings for that purpose have been instituted or threatened under Section 8(d) of the 1933 Act.

         7. The Registration Statement as of the date of the Prospectus Supplement and the date hereof, and the Prospectus as of the date of the Prospectus Supplement and the date hereof, other than any financial and statistical information, Computational Materials and ABS Term Sheets contained or incorporated by reference therein as to which we express no opinion herein, complied as to form in all material respects with the requirements of the 1933 Act and the applicable rules and regulations thereunder.

         8. To our knowledge, there are no material contracts, indentures or other documents of a character required to be described or referred to in either the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, other than any Computational Materials and ABS Term Sheets as to which we express no opinion herein, and those described or referred to therein or filed or incorporated by reference as exhibits thereto.

         9. The statements made in the Prospectus under the heading "Description of the Bonds," insofar as such statements purport to summarize certain provisions of the

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IMH Assets Corp., Series 2002-9F                                       Page 5.
December 27, 2002


                  Bonds and the Indenture, provide a fair summary of such provisions. The statements made in the Prospectus under the headings "Federal Income Tax Consequences," "Legal Aspects of Mortgage Loans--Applicability of Usury Laws," and "--Alternative Mortgage Instruments" and "ERISA Considerations," to the extent that they constitute matters of United States federal or State of New York law or legal conclusions with respect thereto, while not purporting to discuss all possible consequences of investment in the Bonds, are correct in all material respects with respect to those consequences or matters that are discussed therein.

         10. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended. Neither the Issuer nor the Trust Fund created by the Indenture is an "investment company" or "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         11. The Class A and Class M-1 Bonds will be "mortgage related securities" as defined in Section 3(a)(41) of the Securities Exchange Act of 1934, as amended, so long as each such class is rated in one of the two highest rating categories by at least one "nationally recognized statistical rating organization" as that term is used in that Section.

         12. Under current United States federal income tax law as of the Closing Date, based upon certain financial calculations prepared by the Initial Purchaser concerning the projected performance of the Underlying Certificates and projected payments on the Notes and assuming compliance with the provisions of the Indenture and the Deposit Trust Agreement, although there are no regulations, rulings, or judicial precedents addressing the characterization for federal income tax purposes of securities having terms substantially the same as those of the Notes, for federal income tax purposes the Notes will be treated as indebtedness and the Issuer will not be classified as (i) an association taxable as a corporation, (ii) a publicly traded partnership taxable as a corporation or (iii) a taxable mortgage pool for federal income tax purposes.




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IMH Assets Corp., Series 2002-9F                                       Page 6.
December 27, 2002



         This opinion letter is rendered for the sole benefit of each addressee hereof with respect to the matters specifically addressed herein, and no other person or entity is entitled to rely hereon. Copies of this opinion letter may not be made available, and this opinion letter may not be quoted or referred to in any other document made available, to any other person or entity except (i) to any applicable rating agency, institution providing credit enhancement or liquidity support or governmental authority, (ii) to any accountant or attorney for any person or entity entitled hereunder to rely hereon or to whom or which this opinion letter may be made available as provided herein and (iii) as otherwise required by law. We assume no obligation to revise, supplement or withdraw this opinion letter, or otherwise inform any addressee hereof or other person or entity with respect to any change occurring subsequent to the delivery hereof in any applicable fact or law or any judicial or administrative interpretation thereof, even though such change may affect a legal analysis or conclusion contained herein. In addition, no attorney-client relationship exists or has existed by reason of this opinion letter between our firm and any addressee hereof or other person or entity except for any addressee that is identified in the first paragraph hereof as a person or entity for which we have acted as counsel in rendering this opinion letter. In permitting reliance hereon by any person or entity other than such an addressee for which we have acted as counsel, we are not acting as counsel for such other person or entity and have not assumed and are not assuming any responsibility to advise such other person or entity with respect to the adequacy of this opinion letter for its purposes.

                                         Very truly yours,


                                         /s/ Thacher Proffitt & Wood